SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K
 CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 6, 2004

Neose Technologies, Inc.
 (Exact name of issuer as specified in charter)

DELAWARE	0-27718	13-3549286
(State or Other Jurisdiction of Incorporation or Organization)	(Commission file number)	(I.R.S. Employer Identification Number)

102 Witmer Road,
Horsham, Pennsylvania 19044
 (Address of principal executive offices)

(215) 315-9000
 (Registrant’s telephone number, including area code)

Item 5 -Other Events.

          On May 6, 2003, our Second Amended and Restated Certificate of Incorporation was amended and restated.  In view of the foregoing, set forth below is a description of our capital stock.  The following description of our common and preferred stock, provisions of our Third Amended and Restated Certificate of Incorporation, Second Amended and Restated By-Laws and Rights Agreement, and specific provisions of the Delaware General Corporation Law are only summaries, and are qualified in their entirety by reference to the Delaware General Corporation Law and to our Third Amended and Restated Certificate of Incorporation, Second Amended and Restated By-Laws and Rights Agreement, which are filed as exhibits hereto.

DESCRIPTION OF CAPITAL STOCK

          Under our certificate of incorporation, our authorized capital stock consists of 50,000,000 shares of common stock, par value $0.01 per share, and 5,000,000 shares of preferred stock, par value $0.01 per share. As of  May 1, 2004, we had 19,950,261 shares of common stock outstanding and no shares of preferred stock outstanding. As of May 1, 2004, we had reserved for issuance 300,000 shares of Series A Junior Participating Preferred Shares in connection with our stockholder rights agreement described below.  As of the date hereof, we have not issued any shares of our Series A Junior Participating Preferred Shares.

Common Stock

          Voting.     For all matters submitted to a vote of stockholders, each holder of common stock is entitled to one vote for each share registered in his or her name. Our common stock does not have cumulative voting rights. As a result, subject to the voting rights of any outstanding preferred stock, of which no shares are currently outstanding, persons who hold more than 50% of the outstanding common stock entitled to elect members of our board of directors can elect all of the directors who are up for election in a particular year.

          Dividends.     If our board of directors declares a dividend, holders of common stock would receive payments from our funds that are legally available to pay dividends. However, this dividend right would be subject to any preferential dividend rights of holders of preferred stock, if any is outstanding.

          Liquidation and Dissolution.     If we are liquidated or dissolved, the holders of our common stock would be entitled to share ratably in all the assets that remain after we pay our liabilities and any preferential liquidation or dissolution rights we may owe to holders of preferred stock, if any is outstanding.

          Other Rights and Restrictions.     Holders of our common stock do not have preemptive rights, and they have no right to convert their common stock into any other securities. Our common stock is not subject to redemption by us. The rights, preferences and privileges of holders of our common stock are subject to the rights of the holders of any series of preferred stock which we may designate and/or issue in the future. Our certificate of incorporation and bylaws do not restrict the ability of a holder of common stock to transfer his or her shares of common stock.

          Listing.     Our common stock is listed on the Nasdaq National Market under the symbol “NTEC”.

          Transfer Agent and Registrar.     The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, 40 Wall Street, New York, New York 10005.

Preferred Stock

          Our certificate of incorporation authorizes the issuance of up to 5,000,000 shares of preferred stock, par value $0.01 per share. We have reserved for issuance 300,000 shares of Series A Junior Participating Preferred Shares in connection with our stockholder rights agreement. We may issue, from time to time in one or more series, up to an additional 4,700,000 shares of preferred stock, the terms of which may be determined at the time of issuance by our board of directors, without further action by our stockholders, and may include voting rights, including the right to vote as a series on particular matters, preferences as to dividends and liquidation, conversion rights, redemption rights and sinking fund provisions.

Certain Effects of Authorized But Unissued Stock

          We have shares of our common stock and preferred stock available for future issuance without stockholder approval. We may utilize these additional shares for a variety of corporate purposes, including future public offerings to raise additional capital, facilitating corporate acquisitions or paying a dividend on the capital stock.

          The existence of unissued and unreserved common stock and preferred stock may enable our board of directors to issue shares to persons friendly to current management or to issue preferred stock with terms that could render more difficult or discourage a third party attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise, thereby protecting the continuity of our management. In addition, if we issue preferred stock, the issuance could adversely affect the voting power of holders of common stock and the likelihood that such holders will receive dividend payments and payments upon liquidation. The issuance of any preferred stock could adversely affect the rights of the holders of common stock and, therefore, reduce the value of the common stock.

          We believe that the preferred stock provides us with increased flexibility in structuring possible future financings and acquisitions, and in meeting other corporate needs that might arise. Having such authorized shares available for issuance allows us to issue shares of preferred stock without the expense and delay of holding a special stockholders’ meeting. The authorized shares of preferred stock, as well as shares of common stock, will be available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange or quotation system on which our securities may be listed or quoted.

Delaware Anti-Takeover Law

          We are subject to Section 203 of the Delaware General Corporation Law (DGCL) which, subject to certain exceptions and limitations, prohibits a Delaware corporation from engaging in any “business combination” with any “interested stockholder” for a period of three years following the date that such stockholder became an interested stockholder, unless:

(i) prior to such date, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

(ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (for the purposes of determining the number of shares outstanding under the DGCL, those shares owned (x) by persons who are directors and also officers and (y) by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer are excluded from the calculation); or

(iii) on or subsequent to such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

For purposes of Section 203, a “business combination” includes:

(i) any merger or consolidation involving the corporation and the interested stockholder;

(ii) any sale, transfer, pledge or other disposition of 10% or more of either the aggregate market value of all of the assets of the corporation determined on a consolidated basis or the aggregate market value of all of the outstanding stock of the corporation involving the interested stockholder;

(iii) subject to certain exceptions, any transaction which results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

(iv) any transaction involving the corporation which has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

(v) the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

          For purposes of Section 203, an interested stockholder is defined as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by such entity or person.

 Selected Certificate of Incorporation and Bylaw Provisions

          Our certificate of incorporation and by-laws authorize our board of directors to fill vacant directorships and to increase the size of our board of directors without stockholder action. In addition, Delaware law and our by-laws provide that directors may only be removed by the stockholders by the affirmative vote of a majority of our outstanding securities then entitled to vote in the election of directors.

          Our certificate of incorporation eliminates the ability of stockholders to act by written consent. Our by-laws provide that special meetings of stockholders may be called only by our president and shall be called by our president or secretary at the request in writing of a majority of our board of directors.

          The preceding provisions could have the effect of discouraging, delaying or making more difficult certain attempts to acquire us or remove incumbent directors even if a majority of our stockholders believe the attempt to be in their or our best interests.

          Our by-laws provide that stockholders seeking to bring business before an annual meeting of stockholders, or to nominate candidates for election as directors at the annual meeting of stockholders, must provide us with timely written notice of their proposal or nomination. To be timely, a stockholder’s notice must be delivered to or mailed and received at our principal executive offices not less than 120 days before the one-year anniversary of the date of the preceding year’s proxy statement sent to stockholders in connection with the annual meeting of stockholders. Our by-laws also specify certain requirements as to the form and content of a stockholder’s notice. These provisions may preclude stockholders from bringing matters before the annual meeting of stockholders or from making nominations for directors at an annual meeting of stockholders.

          Delaware law provides generally that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation’s certificate of incorporation or by-laws, unless a corporation’s certificate of incorporation or by-laws, as the case may be, requires a greater percentage. Our by-laws require the affirmative vote of at least 75% of the votes that all of the stockholders would be entitled to cast at an annual election of directors, in order to amend, repeal or adopt any by-law provision that is inconsistent with the current by-aw provisions relating to the stockholders’ rights to nominate directors and propose business at an annual or special meeting of the stockholders. In addition, our board of directors is authorized to adopt, amend or repeal any provision of our by-laws without stockholder approval.

Stockholder Rights Plan

          On September 17, 1997, our board of directors adopted a stockholder rights plan and, in connection with that plan, designated 300,000 shares of Series A Junior Participating Preferred Shares. Under this plan a preferred share purchase right was issued as a dividend on each outstanding share of our common stock as of October 6, 1997. This preferred share purchase right entitles its holder to purchase from us a unit consisting of 1/100th of a share of our Series A Junior Participating Preferred Shares at an exercise price of $150 per unit, subject to adjustment. Each unit carries voting and dividend rights that are intended to produce the equivalent of one share of common stock. These rights expire on October 6, 2007.

          The preferred share purchase rights granted under the stockholder rights plan generally will be exercisable and will trade separately from our common stock only if a person or group acquires beneficial ownership of 15% or more of our common stock. Only when one or more of these events occur will stockholders receive certificates for the rights granted under the stockholder rights plan. Except as discussed in the next paragraph, if any person actually acquires 15% or more of our common stock, other than through a tender or exchange offer for our common stock at a price and on terms that provide fair value to all stockholders, or if a holder of 15% or more of our common stock engages in certain “self-dealing” transactions or engages in a merger or other business combination in which we survive and our common stock remains outstanding, the other holders of our common stock will be able to exercise their preferred share purchase rights and receive shares of our common stock having a value equal to double the exercise price of the right. Additionally, if we are involved in certain other mergers where our shares are exchanged or certain major sales of our assets occur, the holders of our common stock will be able to exercise their preferred share purchase rights and receive shares of the acquiring company having a value equal to double the exercise price of the right. In either case, the holders of the rights may, in lieu of exercise, surrender the rights in exchange for one-half of the amount of securities otherwise purchasable. Upon the occurrence of any of these events, the preferred share purchase rights will no longer be exercisable for the purchase of Series A Junior Participating Preferred Shares.

          The original stockholder rights plan was amended and restated in 1998, and we have subsequently amended the stockholder rights plan to provide the following exceptions to the general provisions discussed above. We have agreed that Kopp Investment Advisors, Inc. (on its own behalf, or on behalf of LeRoy C. Kopp, Kopp Emerging Growth Fund, and Kopp Holding Company) will not trigger the share purchase rights until it (i) is the beneficial owner of 20% or more of our common stock or (ii) is the beneficial owner of 15% or more of our common stock and is not permitted to file a Schedule 13G, in lieu of a Schedule 13D, to report its beneficial ownership of our securities under the Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder. We have also agreed that Eastbourne Capital Management, LLC, and Richard Jon Barry, will not trigger the share purchase rights until they (i) are the beneficial owner of 25% or more of our common stock or (ii) are the beneficial owner of 15% or more of our common stock and are not permitted to file a Schedule 13G, in lieu of a Schedule 13D, to report their beneficial ownership of our securities under the Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

          We will be entitled to redeem the preferred share purchase rights at $.01 per right at any time until the 10th day following a public announcement that a person has acquired a 15% ownership position in our common stock. In our discretion, we may extend the period during which we can redeem these rights.

Stock Options

          As of May 1, 2004, options to purchase a total of 5,092,055 shares of common stock have been granted and remain outstanding.

Item 7 – Financial Statements, Pro Forma Financial Information and Exhibits.

(a)	Financial Statements of Businesses Acquired: None

(b)	Pro Forma Financial Information: None

(c)	Exhibits:

Exhibit Number	Description

3.1	Third Amended and Restated Certificate of Incorporation

3.2	Second Amended and Restated By-Laws (filed as Exhibit 3.2 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2002 and incorporated herein by reference)

4.1

Amended and Restated Rights Agreement, dated as of December 3, 1998, between American Stock Transfer & Trust Company, as Rights Agent, and Neose Technologies, Inc. (filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 8, 1999 and incorporated herein by reference)

4.2

Amendment No. 1, dated November 14, 2000, to the Amended and Restated Rights Agreement, dated as of December 3, 1998, between American Stock Transfer & Trust Company, as Rights Agent, and Neose Technologies, Inc. (filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 15, 2000 and incorporated herein by reference)

4.3

Amendment No. 2, dated June 13, 2002, to the Amended and Restated Rights Agreement, dated as of December 3, 1998, between American Stock Transfer & Trust Company, as Rights Agent, and Neose Technologies, Inc. (filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 13, 2002 and incorporated herein by reference)

4.4

Amendment No. 3, dated October 30, 2002, to the Amended and Restated Rights Agreement, dated as of December 3, 1998, between American Stock Transfer & Trust Company, as Rights Agent, and Neose Technologies, Inc. (filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 31, 2002 and incorporated herein by reference)

Signatures

          Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

NEOSE TECHNOLOGIES, INC.

Date: May 13, 2004	By:	/s/ C. BOYD CLARKE

C. Boyd Clarke
President and Chief Executive Officer

Index to Exhibits

Exhibit No.	Description

Exhibit 3.1	Third Amended and Restated Certificate of Incorporation